"CERTIFIED TO BE A TRUE COPY"

Record and Return To:

Allen J. Popowitz, Esq.
Brach, Eichler, Rosenberg, Silver,
Bernstein, Hammer & Gladstone
101 Eisenhower Parkway
Roseland, New Jersey 07068-1067



                           MORTGAGE AND SECURITY AGREEMENT

         THIS MORTGAGE dated the 8th day of June, 2000, among INTEGRATED ANALYTICAL REALTY, L.L.C., a New Jersey Limited liability company having a business address at 273 Franklin Avenue, Randolph, New Jersey 07869, (hereinafter collectively known as "Mortgagor" or "Borrower");

                                              and

         NORCROWN BANK, a state chartered bank, having an office at 66 West Mount Pleasant Avenue, Livingston, New Jersey 07039 (hereinafter known as "Mortgagee" or "Lender").

         WHEREAS, Mortgagor is justly indebted to Mortgagee in the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 ($1,200,000.00) DOLLARS and interest thereon, as evidenced by a certain obligation, bearing even date hereof, payable to the Mortgagee at its office aforesaid, or at such other place as the holder hereof may designate, in writing, said principal sum and interest being payable as set forth therein, being due and payable in accordance with the terms and conditions of such Note and said Note is hereby incorporated herein to the same extent as if such terms, covenants and conditions were incorporated herein at length.

         NOW, WITNESSETH, that the Mortgagor for the better securing the observance, payment, and performance by the Mortgagor of all of his obligations and liabilities to the Mortgagee, and any and all loans and/or advances at any time or from time to time made by the Mortgagee to the Mortgagor, any present or future indebtedness or other obligations of the Mortgagor to the Mortgagee, and all other indebtedness or other obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, howsoever created, incurred, evidenced, acquired or arising, whether joint, several, or joint and several, or independent of the Mortgagor, or whether under the above described note or other obligation, or under any other instrument, obligations, contracts or agreements, or dealings of any and every kind now or hereafter existing or entered into between the Mortgagor and the Mortgagee or otherwise, (together with interest and charges as provided in said note or other obligation, and in any other agreements had by and between the parties herein) and further to secure the prompt and faithful performance and observance by the Mortgagor of all the terms, undertakings, covenants and conditions by the Mortgagor to be kept, observed, or performed under or according to the provisions of this Mortgage and of any and all other instruments, obligations, contracts or agreements entered or to be entered in the future between the Mortgagor and Mortgagee, and in further consideration of the sum of ONE and NO/100TH ($1.00) DOLLARS and for other good and valuable consideration, the receipt whereof before the ensealing and delivery of these presents is hereby acknowledged, the Mortgagor does grant, bargain, sell, and convey to the Mortgagee and to its successors and assigns forever:

         All that certain tract or parcel of land and premises hereinafter particularly described on Schedule A attached hereto and made a part hereof, situate, lying, and being in the Township of Randolph, County of Morris, and State of New Jersey (the "Land").

         Being the same premises conveyed to Mortgagor by Deed from East Morris Realty Associates, L.L.C., a New Jersey limited liability company, dated the date hereof and being recorded simultaneously herewith in the Morris County Clerks Office.

         TOGETHER with all right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or used in connection with said Land.

         TOGETHER with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Premises (as hereinafter defined), or any part thereof, or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Mortgagee to the fullest extent that Mortgagor may under the law do so. Mortgagee is hereby irrevocably appointed attorney-in-fact coupled with an interest for Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquittances therefor.

         TOGETHER with any and all fixtures, and all machinery, equipment, chattels, goods and other articles of property, whether real estate or not, now or at any time hereafter attached to or situated in or upon, and used or useful in the operation of, the Land or the buildings, structures and improvements erected or hereafter erected thereon, or of any business now or hereafter operated by the owner or any occupant of the Land and/or the buildings, structures and improvements thereon, or any part of either or both, or any part thereof, (except any personal property, furnishings or furniture owned by any tenant unrelated to Mortgagor occupying the Land and/or the buildings, structures and improvements thereon, or any part of either or both and used by such tenant in the space occupied by it, to the extent that the same does not become the property of the Mortgagor, as landlord, under the lease with such tenant or under applicable law), including without limitation:

         All gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, bathtubs, sinks, water closets, basins, pipes, faucets, air-conditioning equipment, plumbing fixtures, heating fixtures, mirrors, mantels, refrigerating plant, carpeting, furniture, ranges, refrigerators, ovens, dishwashers, laundry equipment, cooking apparatus and appurtenances, and all building material and equipment now or hereafter delivered to the Land and/or the buildings, structures and improvements thereon, or any part of either or both and intended to be installed therein; and all renewals or replacements thereof, all additions thereto or articles in substitution thereof and all of the estate, right, title and interest of the Mortgagor in and to all property of any nature whatsoever, now or hereafter situate on or in the Land and/or buildings, structures and improvements thereon, or any part of either or both or intended to be used in connection with the operation thereof shall be deemed to be fixtures and an accession to the freehold and a part of the realty as between the parties hereto and all persons claiming by, through or under them and shall be deemed to be a portion of the security for the indebtedness herein mentioned and secured by this Mortgage.

         TOGETHER with all right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by Mortgagor with respect to the Premises (as hereinafter defined).

         TOGETHER, with all rights, dividends and/or claims of any kind, nature or description whatsoever (including, without limitation, damage, secured, unsecured, lien, priority, or administration claims); together with the right to take any action or file any papers or process in any Court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect, or enforce such rights or claims, including without limitation the filing of any proof of claim in any insolvency proceeding under any State, Federal or other laws; including any rights, claims or awards accruing to, or to be paid to, Mortgagor in its capacity as landlord under any lease affecting all or any portion of the Land and/or the buildings, structures and improvements thereon. Mortgagee's lien and interest in the foregoing rights and claims is hereby deemed to be presently vested and perfected as of the date hereof.

         TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging to the Land or any part thereof, or the buildings, structures and improvements thereon, hereby mortgaged or intended so to be, or in anywise appertaining thereto (including but not limited to all leases, income, rents, issues and profits arising therefrom), all streets, alleys, passages, ways, watercourses, easements, all other rights, liberties and privileges of whatsoever kind or character, the reversions and remainders, and all the estate, right, title, interest property, possession, claim and demand whatsoever, as well at law or in equity, of Mortgagor, in and to all the foregoing or any or every part thereof (said Land, buildings, structures, improvements, fixtures, machinery, equipment, tenements, and other property interests described and enumerated above are hereinafter collectively referred to as the "Premises" or the "Mortgaged Premises").

         TO HAVE AND TO HOLD, the above granted and described Mortgaged Premises, with the appurtenances, fixtures, equipment and improvements, unto the Mortgagee, its successors and assigns, to its and their own proper use and benefit forever;

         PROVIDED ALWAYS, and these premises are upon the express condition, that if the Mortgagor shall well and truly pay to the Mortgagee all money secured hereby when the same shall become due and payable, without deduction or credit for any amount payable for taxes, then these presents and the estate hereby granted shall cease, terminate and be void.

         Mortgagor warrants, covenants and agrees with Mortgagee as follows:

1.  DEFINITIONS:

Unless the context otherwise connotes, as used herein:

     (a) "Note" means:

          (1) That certain Mortgage Note, bearing even date herewith, made by Mortgagor as Borrower and payable to the order of Mortgagee as Lender, evidencing indebtedness in the principal amount of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 ($1,200,000.00) DOLLARS advanced by Mortgagee to Mortgagor, with interest thereon at the rate of Eight and Three-Quarters (8.75%) percent per annum as specified in the Note, the terms and conditions of which, and any amendments, extensions, or restatements thereof, are incorporated by reference in and to the terms and conditions of the within Mortgage as if fully set forth herein. All amounts due under the Note are due and payable on or before July 1, 2005 (hereinafter the "Maturity Date"), subject to and in accordance with the Note, which provides in part as follows:

         The Loan Term may be extended and the Interest Rate shall be adjusted as set forth below, provided the following conditions are satisfied:

         (i) Borrower notifies Lender of Borrower's election to extend not less than sixty (60) days prior to the Maturity Date;

        (ii)    No default has occurred under the Note or Mortgage;

       (iii)    The mortgage remains a valid first lien;

        (iv) There has been no material adverse change in the financial condition of the Borrower;

         (v) A current appraisal of the Premises, conducted at Borrower's expense, by an appraiser satisfactory to Lender, and submitted to Lender not less than sixty (60) days prior to the Maturity Date showing a loan-to-value ratio of not greater than seventy-five percent (75%); and

        (vi) The Debt Service Coverage Ratio (as defined below) is not less than 1.2. The term "Debt Service Coverage Ratio" shall mean a fraction, the denominator of which will be the debt service for the loan (based upon the new Interest Rate for the upcoming rate period), and the numerator of which shall be the then current Net Operating Income for the Premises. "Net Operating Income" shall mean total gross revenues from the Premises, minus operating expenses, and the replacement reserve, if required, and in an amount determined by Lender in its discretion. The Debt Service Coverage Ratio shall be based upon the then current income and expense statements submitted by Borrower in form and substance satisfactory to Lender.

Provided the foregoing conditions are satisfied, then the Loan Term may be extended for an additional sixty (60) month period from the Maturity Date ("Extended Loan term") to July 1, 2005 (the "Extended Maturity Date"). The Interest Rate on the unpaid principal during the Extended Loan Term shall be reset to two hundred fifty (250) base points (2.50%) above the Current Index Rate (the "Adjusted Interest Rate"), provided, however, the Adjusted Interest Rate shall never be less than eight and three-quarters (8.75%) percent per annum. The Current Index Rate shall be the weekly average yield on United States Treasury securities as adjusted to a constant maturity of five (5) years, as made available by the Federal Reserve Board and published in the Wall Street Journal sixty (60) days prior to the Maturity Date.

            In the event that the Loan Term is extended to the Extended Loan Term, the Adjusted Interest Rate shall become effective on July 1, 2005 (the "Change Date"), and shall apply for the remainder of the Extended Loan Term.

         The Borrower shall make consecutive monthly payments of interest and principal on all monies advanced under this Note, based on a twenty (20) year amortization schedule, in the amount of $10,604.53 (exclusive of escrows and any other required payments) commencing on August 1, 2000, and continuing on the first day of each and every month thereafter until the Maturity Date. The foregoing payments shall be applied first to escrow expenses and other amounts due under the Mortgage, then to interest and then to reduction of principal, and shall be subject to adjustment in accordance with the above, in which case Lender shall recalculate the monthly payment of principal and interest at the Adjusted Interest Rate applied to the then outstanding principal balance amortized over a fifteen (15) year period. If the Loan term is extended to the Extended Maturity Date pursuant to the above, Lender will advise Mortgagor of the new monthly payment amount, and commencing August 1, 2005 (the "Payment Change Date"), the Borrower shall make consecutive monthly payments at the new payment amount and continuing thereafter until the Extended Maturity Date, at which time all outstanding amounts of principal, interest and any other charges on the Loan shall be due and payable in full. Interest from the date of closing to the end of the month of closing shall be due and payable at the Loan closing. Interest shall be calculated on the basis of a 360 day year over the actual number of days elapsed. All payments shall be made to Lender at the address shown above, or to such other address as may be required by Lender.

         (2) All amounts from time to time advanced, paid or expended by the Mortgagee under Section 18 of this Mortgage, with interest thereon at the rate stated in the Mortgage Note to Mortgagee of even date herewith;

         (3) All other amounts which Mortgagor and Mortgagee may agree are to be secured hereby, with interest thereon at the rate or rates agreed upon; and

         (4) Any part of the principal of, and to any part of the interest on, any part of this Note, as well as to all of th note.

      (b) "Loan Documents" means:  This Mortgage, the Note, the
Governmental Compliance Warranty and Indemnification Agreement, UCC-1 Financing Statements, Assignment of Leases, Mortgagor's Affidavit Of Title,

Borrower's Certificate, Mortgage Commitment, Guaranty, and any other Resolutions, Certifications, Documents or other instruments executed or delivered by Mortgagor to Mortgagee in connection with or collateral to the loan transaction evidenced by the Note.

      (c) "Mortgage Commitment" means: That certain agreement by and between Mortgagor and Mortgagee dated April 18, 2000, as amended to date.

      (d) "Indemnity Agreement" means: That certain Governmental Compliance Warranty and Indemnification Agreement dated the date hereof, executed and delivered by Mortgagor and its principal(s) (collectively, the "Indemnitor") as an inducement for Mortgagee to advance monies to Mortgagor under the Note wherein the Indemnitor thereunder indemnifies the Mortgagee regarding certain environmental matters with respect to the Premises.

         (e) "Assignment of Leases" means: That certain Absolute Assignment of Leases and Rents dated the date hereof executed and delivered by Mortgagor to Mortgagee assigning Mortgagor's rights under the leases affecting the Premises to Mortgagee as security for the Note.

         (f)  "UCC-1  Financing   Statements"  means:  Those  certain  financing
statements dated the date hereof executed and delivered by Mortgagor evidencing Mortgagee's security interest in the collateral therein specified.

         (g) "Title Binder" means: That certain title insurance commitment and report issued by Commonwealth All Service Title Agency as agent for Commonwealth Land Title Insurance Company.

         (h) "Guaranty" means: That certain agreement dated the date hereof, executed and delivered by Menlo Acquisition Corporation, Integrated Analytical Laboratories, Inc. and Integrated Analytical Laboratories, L.L.C. (the "Guarantor" to be construed as "Guarantors" if the context so requires) as an inducement for Mortgagee to advance monies to Mortgagor under the Note wherein the Guarantor unconditionally guaranties the payment and performance obligations of Mortgagor under the Note and the Mortgage, subject to the limitations set forth in the Guaranty.

2.       PAYMENT OF DEBT:

         Mortgagor shall pay the Note in accordance with its terms.

3.       FIRST LIEN:

         This Mortgage is a valid first mortgage and is a valid first lien against the Premises.

4.       TITLE WARRANTY:

         Mortgagor warrants that title to the Premises is marketable and unencumbered and Mortgagor agrees that Mortgagor will warrant and defend the title to the Premises and that the lien and priority of this Mortgage against the lawful claims and demands of all persons whomsoever.

5.       REPAIR:

         Mortgagor shall maintain the Premises in a good and substantial state of repair.

6.       COMPLIANCE WITH LAW:

         Mortgagor shall comply with and maintain the premises in compliance with all laws and requirements of all governments and governmental authorities applicable thereto, including without limitation all applicable environmental laws, ordinances, rules, regulations, orders and requirements, whether federal, state, county, regional or municipal, which are applicable to the Mortgaged Premises, including but not limited to laws relating to air, water and noise pollution, handling of toxic substances, underground tank storage and occupational safety and health requirements ("Laws").

7.       TAXES:

          (a) Mortgagor covenants to pay promptly as the same become due and payable all taxes, assessments, water and sewer charges and governmental charges on or with respect to the Premises; and no owner of the Premises shall be entitled to any credit by reason of the payment of any tax, assessment or other imposition thereon. Mortgagor shall provide Mortgagee with such evidence as it may require, within ten (10) days after the final date any taxes, assessments, water and sewer charges or other governmental charges can be paid without penalty, that all such taxes, assessments, water and sewer charges and other governmental charges have been paid in full; and

         (b) Mortgagor shall, at the sole option of Mortgagee, in lieu of paying such taxes and assessments directly as and when the same become due and payable, deposit with the Mortgagee on each payment date in the Note provided, until the principal sum secured hereby is fully paid, a sum equal to one-twelfth of the annual real estate taxes and assessments (estimated by the Mortgagee) levied or to be levied, assessed or imposed on said Premises, and if the total of such payments for taxes and assessments shall exceed the amounts actually paid by the Mortgagee therefore, such excess shall be credited to subsequent payments by the Mortgagor for the same purpose or to principal or interest that may be in arrears, but if the total of such payments shall be insufficient to pay such taxes and assessments in full when due, the Mortgagor shall pay to the Mortgagee, on demand, the amount necessary to make up the deficiency; and upon any default in the performance of this covenant, or any part thereof, the entire principal sum hereby secured with all interest thereon may be and shall become due and payable at the election of the Mortgagee. Such sums so deposited shall not bear interest and may be commingled with the general funds of the Mortgagee. If, Mortgagee, pursuant to any provision hereof, declares the indebtedness secured hereby to be due and payable, Mortgagee may then apply all sums in said account to the reduction of the indebtedness secured hereby.


8.       INSURANCE:

         (a) Mortgagor shall keep in effect upon the Premises:

                  (1) Comprehensive hazard insurance, Causes of Loss Special Form, for not less than the amount of the Loan, with the following endorsements, (i) valuation replacement cost, (ii) laws and ordinance coverage,
                           (iii) boiler and machinery, if applicable, and (iv) agreed value.

                  (2) Commercial general liability insurance, with a combined single limit in an amount not less than $1,000,000 per occurrence, $1,000,000 aggregate. (If such policy covers more than one location, the policy must be endorsed to reflect the aggregate per location and the unimpaired aggregate).

                  (3) Business Income including Rental value in an amount not less than twelve months gross rent, with endorsements for (i) valuation actual loss sustained,
                           (ii) extended period of indemnity for sixty (60) days, (iii) ordinance and law coverage.

                  (4)      Workmen's compensation coverage, if applicable.

          (b) All insurance shall be in such amounts, form and by such companies as approved by the Lender (which insurance company shall have a Best's Rating of A+ or better, and Financial Size Category of Class VI or higher), with endorsements naming the Lender as certificate holder, first mortgagee, loss payee and additional insured. All insurance shall be prepaid for one year from Closing. If any part of the Premises is in a Zone A or B Flood Hazard area, and such condition is approved by Lender, Flood Insurance as required by Regulation H of the Federal Reserve Board shall be required. Deductibles shall not exceed $5,000.

         (c) Mortgagor shall pay the premiums on such policies as they become payable, and shall deliver to Mortgagee such policies, with standard mortgagee clauses in favor of Mortgagee. Financing premiums is not permitted;

         (d) Mortgagor shall, at the sole option of Mortgagee, in lieu of paying such insurance directly as and when the same become due and payable, deposit with the Mortgagee on each payment date in the Note provided, until the principal sum secured hereby is fully paid, a sum equal to one-twelfth of the annual insurance premiums (estimated by the Mortgagee) on said Premises, and if the total of such payments shall exceed the amounts actually paid by the Mortgagee therefore, such excess shall be credited to subsequent payments by the Mortgagor for the same purpose or to principal or interest that may be in arrears, but if the total of such payments shall be insufficient to pay such insurance premiums in full when due, the Mortgagor shall pay to the Mortgagee, on demand, the amount necessary to make up the deficiency; and upon any default in the performance of this covenant, or any part thereof, the entire principal sum hereby secured with all interest thereon may be and shall become due and payable at the election of the Mortgagee. Such sums so deposited shall not bear interest and may be commingled with the general funds of the Mortgagee. If, Mortgagee, pursuant to any provision hereof, declares the indebtedness secured hereby to be due an payable, Mortgagee may then apply all sums in said account to the reduction of the indebtedness secured hereby.

         (e) All renewal policies shall be delivered, by Mortgagor, premiums paid, to Mortgagee at least twenty (20) days before the expiration of the expiring policies. Each insurance company issuing any of the aforesaid policies shall agree in the policy, or shall otherwise agree in writing, to provide Mortgagee with thirty (30) days prior written notice before any policy may be canceled, changed, altered, amended, or modified, or any coverage therein be reduced, deleted, amended, changed or canceled by either the party named as the insured, or the insurance company issuing the policy. If the insurance, or any part thereof shall expire, or be withdrawn or become void or voidable by Mortgagor's breach of any condition thereof, or become void or unsafe by reason of failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to Mortgagee, Mortgagor shall immediately place new insurance on the Premises, satisfactory to the Mortgagee. In the event Mortgagor fails to comply with this Section 8, or upon any other Event of Default, Mortgagee may procure, at Mortgagor's sole cost and expense, whether by a transfer of interest under the current policy of insurance or by purchase of a new policy of insurance, a single interest policy of insurance naming Mortgagee as sole loss payee for the Premises. If Mortgagee shall acquire title to the Premises by virtue of a deed in lieu of foreclosure, or a judicial sale thereof pursuant to the proceedings under the Note or Mortgage, then all of the Mortgagor's estate, right, title and interest in and to all such policies, including unearned premiums thereon and the proceeds thereof, shall vest in Mortgagee;

         (f) Mortgagee shall be entitled to receive all insurance proceeds according to the terms of a standard mortgagee clause, not subject to contribution, pursuant to Section 8(i), below. Mortgagee shall have the right, at its election, to adjust or compromise any loss claims under such insurance and to collect and receive the proceeds thereof, and to negotiate on its behalf and on behalf of Mortgagor, any insurance checks whether made out to Mortgagor and Mortgagee, jointly or otherwise.

         (g) Mortgagee is hereby irrevocably appointed by Mortgagor, as attorney-in-fact of Mortgagor, to assign any policy to itself or its nominee in the event of foreclosure of this Mortgage or other extinguishment of the Mortgage indebtedness.

          (h) The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Mortgage unless the Mortgagee is included thereon as a named insured with loss payable to the Mortgagee under a standard mortgage endorsement of the character above described. The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee the policy or policies of such insurance.

          (i) No damage or destruction of the Premises or any application of insurance proceeds to the payment of the Note secured by this Mortgage shall postpone or reduce the amount of any of the current installments of interest becoming due under the Note which shall continue to be made in accordance with the terms of the Note until the Note and all interest due thereunder is paid in full.

          (j) In the event of partial or total destruction of the Premises by fire or other insured casualty, provided (i) there is no outstanding Event of Default, (ii) that insurance proceeds are sufficient to pay projected costs of repair and restoration, (iii) that all repairs and reconstruction can be completed prior to the last full year of the Loan Term, and (iv) that repairs and restoration are not otherwise, in Mortgagee's reasonable judgment, impractical or economically unfeasible, then the insurance proceeds shall be held in a trust fund by the Mortgagee to be disbursed for repairs and reconstruction of the Premises. In the event that any of the foregoing conditions are not met, then Mortgagee may apply the insurance proceeds toward reduction of the outstanding balance due under the Note. In no event shall the mortgage lien be reduced, except to the extent and by the amount of the proceeds of such insurance retained by Mortgagee and applied upon said indebtedness.

9.       EMINENT DOMAIN; CONDEMNATION:

         (a) As to any taking of the Premises by the exercise of power of eminent domain or purchase under threat thereof:

               (1) Mortgagor shall notify Mortgagee promptly of all action taken and, to Mortgagor's knowledge, proposed to be taken with respect thereto;

               (2) Mortgagor shall not exercise or waive any right with respect thereto, unless Mortgagee consents; and

             (3) Mortgagee shall be entitled to receive the award of proceeds, and, at its sole option, to apply the same on account of the Note (remitting the balance, if any, to the Mortgagor) and/or to reimburse Mortgagor for the cost of the repair of the Premises pursuant to this Section.

         (b) To further secure said indebtedness, Mortgagor hereby assigns to Mortgagee any award of damages made in connection with any condemnation or taking with respect to the Premises or any part thereof. Mortgagee is authorized and empowered (but not required) to collect and receive any such award and is authorized to apply it in whole or in part in reduction of the then outstanding debt secured by this Mortgage, notwithstanding the fact that the same may not then be due and payable. Any amounts so applied to principal shall be applied to the principal last maturing hereon. Mortgagor agrees to execute such further assignments of any such awards as Mortgagee may require.

        (c) In the event of the condemnation of the Premises or a portion thereof, then the condemnation award may, at Mortgagor's sole discretion, be held in a trust fund by the Mortgagee in the same manner as casualty insurance proceeds, and may be disbursed solely for repairs and reconstruction except that if, subsequent to any condemnation, any repair and/or reconstruction is, in Mortgagee's reasonable opinion, impossible or impractical, then Mortgagee may apply the condemnation proceeds toward reduction of the outstanding balance due under the Note.

10.      LEASES:

         (a) The Mortgagor shall comply with and observe its obligation as landlord under all leases affecting the Premises or any part or parts thereof. Except as may be specified below, no existing or future lease which affects the Premises, or any part or parts thereof, or any facilities or business located or operated thereon or therefrom, shall be canceled, surrendered, or modified without the prior written consent of Mortgagee. Mortgagor shall notify the Mortgagee immediately or any default of Mortgagor asserted by any tenant under such a lease. If Mortgagor fails to cure such default on its part, as landlord under any such lease, then Mortgagor expressly authorizes Mortgagee, at its option, to cure such default in order to prevent termination of any such lease by any such tenant, and the leases shall set forth the foregoing provisions. If, by reason of default of Mortgagor in the performance of any such lease, the tenant has the right to cancel such lease or to claim any diminution of or offset against future rents, then, at the option of Mortgagee, such default shall be a default under the Note and this Mortgage. The Mortgagor upon request, from time to time, but not more often than annually unless a default shall have occurred under this Mortgage, will furnish to the Mortgagee in such reasonable detail as the Mortgagee may request, certified by the Mortgagor, copies of all leases relating to the Premises, and on demand, the Mortgagor will furnish to the Mortgagee executed counterparts of any and all such leases. Further, the Mortgagor, upon request, will furnish to the Mortgagee information relative to the occupancy and vacancy rates of the Premises.

         (b) The standard from of space lease used by Mortgagor in leasing space in the Premises shall be subject to Mortgagee's prior approval. Mortgagor shall use only such approved form of lease in leasing space in the Premises and any material deviations from and or amendments to such form lease shall be subject to Mortgagee's approval. Furthermore, all extensions and other modifications of future or existing leases shall comply with the foregoing provisions of this paragraph unless the prior consent of Mortgagee is given to each such extension or modification. Any and all leases shall, by their terms, be subject to and subordinate to this Mortgage and shall be assigned, in form for recording, to Mortgagee, pursuant to the Assignment of Leases.

         (c) Notwithstanding anything in this Article 10 to the contrary, Mortgagor agrees that it will not, without the written consent of the Mortgagee, assign the rents, issues or profits, or any part thereof, from the Premises, receive or collect rents from any tenant, sub-tenant, undertenant, or other occupant of any part of the Premises for a period of more than one (1) month in advance, nor will Mortgagor grant any concessions to any of the foregoing persons or parties for more than one (1) month's rent (which must be at the front end of a lease) nor shall any lease be modified, entered, terminated or extended in any other way that would reduce monthly rent thereunder except in the ordinary course of business and in no event shall the sum total of all such concessions and other modifications reduce the gross rents for the Premises to less than the most recent fiscal period, without the prior written consent of the Mortgagee.

         (d) Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Premises, it being expressly understood and agreed, however, that nothing herein contained shall prevent Mortgagor from asserting in any proceeding disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale, that any such tenancies adversely affect the value of the Premises.

         (e) Any agreement entered into by the Mortgagor, its representatives, agents, successors or assigns, which provides for the payment of leasing commissions, (i) shall provide that the obligation to pay such leasing commissions will not be enforceable against any party other than the party who entered into such agreement, (ii) shall be subordinate to this Mortgage, and
(iii) shall not be enforceable against Mortgagee or its successors by foreclosure, deed in lieu of foreclosure or by assignment of this Mortgage. The Mortgagors shall, upon the request of the Mortgagee, furnish satisfactory evidence to the Mortgagee of the Mortgagor's compliance with the provisions of this Section.

         (f) At the sole option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority entitlement to any award in condemnation), to any and all leases of any part of the Premises upon the execution by Mortgagee and recording thereof, at any time hereinafter, in the office of the recording of such documents for the locality in which the Premises are located, of a unilateral declaration to that effect.

11.      ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS:

         (a) To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned and/or occupied by Mortgagor located in the State of New Jersey, including but not limited to the Premises, has ever been used by previous owners and/or operators to refine, produce, store, handle, transfer, process or transport "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b, and Mortgagor has not in the past, nor does Mortgagor intend in the future to use said real property, including but not limited to, the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting said "Hazardous Substances".

         (b) None of the real property owned by Mortgagor and located in the State of New Jersey including, but not limited to, the Premises, has been or is now used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b, and said real property, including but not limited to the Premises, will not be used as a Major Facility after completion of the construction, renovation, restoration and other development work which Mortgagor intends to undertake thereon.

         (c) To the best of Mortgagor's knowledge, after due inquiry and investigation, no lien has been attached to revenues or any real or personal property owned by Mortgagor and located in the State of New Jersey, including but not limited to, the Premises, as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11b, arising from an intentional action omission of Mortgagor or any previous owner and operator of said real property, including, but not limited to the Premises, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          (d) Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          (e) Mortgagor shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of new Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust otherwise controlled by the State of New Jersey, unless said release, spill, leak, and so forth, is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

         (f) In the event that there shall be filed a lien against the Mortgaged Premises by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f, as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b arising from an intentional or unintentional action or omission of Mortgagor, resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23,11b, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters, then Mortgagor shall, within thirty (30) days from the date that that Mortgagor is given notice that the lien has been placed against the Mortgaged Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien, either
(1) pay the claim and remove the lien from the Premises; or (2) furnish (i) a bond satisfactory to the Title Insurance Company and Mortgagee in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

         (g) Mortgagor's use and any tenant's use of the Premises during the term of the loan obligation will not involve the generation, manufacture, refining, transport, treatment, storage, handling, or disposing of "Hazardous Waste" or "Hazardous Substances" as those terms are defined in the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1k-6 et seq. or the Spill Compensation and Control Act N.J.S.A. 58:10-23.1. In the event the Mortgagor or any tenant shall breach this Section or in any way conduct its operations of the Premises to permit the Mortgaged Premises to be used or maintained so as to subject the Mortgagor or any tenant of the Premises to a claim or violation, the Mortgagor shall immediately remedy and fully cure such condition at its own cost and expense or cause such condition to be cured and shall indemnify and save harmless the Mortgagee from any and all damages, remedial orders, judgment decrees, and all costs and expenses related thereto or arising therefrom, including but not limited to attorney's and consultants' fees, cleanup, removal, a restoration costs, and loss rentals. The Mortgagor shall cause all tenants to comply with ISRA. To the extent that the termination of any lease or the closing of any operation at the Premises is governed under ISRA, Mortgagor shall notify the Mortgagee of such termination or closing and shall provide evidence or compliance by tenants and/or operators with the provisions of ISRA.

12.      RESTRICTIVE AND AFFIRMATIVE COVENANTS:

         (a) Mortgagor shall not suffer or permit waste on the Premises or remove or demolish the Premises or make any alterations to the Premises;

         (b) Mortgagor shall not install, or permit to be installed, in or on the Premises any new fixture or equipment in replacement of, substitution for, or addition to, any fixtures or equipment in or on the Premises, if such new fixture or equipment would be subject to a security interest held by any person other than Mortgagee, which has priority over this Mortgage.

         (c) Mortgagor covenants that it shall not sell, transfer, convey, assign, pledge or hypothecate any interest in the Premises or any part thereof without Mortgagee's prior written approval which may be withheld in Mortgagee's sole discretion.

         (d) Mortgagor shall not create nor permit to exist any interest, lien, charge, encumbrance, or security interest in the Premises which has priority over this Mortgage, or which may be subordinate to this Mortgage.

         (e) Mortgagor, if an entity, shall not sell, convey, transfer, nor assign, whether directly or indirectly, whether outright or as collateral security, any interest in the Mortgagor, whether legal, equitable or beneficial, which interest comprises ten (10%) percent of more, in the aggregate, in the ownership of Mortgagor.

         (f) Mortgagor covenants that it shall not sell, lease or otherwise transfer all or a substantial portion of its assets during the term of the Loan which would materially impair the financial condition, net worth, and/or liquidity of Mortgagor without the express written consent of Mortgagee.

         (g) Mortgagor shall not lease any portion of the Premises except as may be permitted under this Mortgage and Mortgagor shall not further assign the leases or rents affecting the Premises.

         (h) Within ninety (90) days of the close of each fiscal year, Mortgagor will furnish to Mortgagee copies of the following documents, certified true by the Mortgagor: (i) actual income and expense reports, (ii) complete rent rolls (showing for each tenant, its name, lease term, current monthly rent, past due rents and prepaid rents), (iii) a reconciliation of rent security with corresponding certified copies of rent security bank account statements unless the security deposits are being held by Lender, and (iv) federal tax returns, subject to permitted extensions by the Internal Revenue Service. The income and expense reports shall be in a form acceptable to Mortgagee and must specify:

               (1) The total income derived from the Premises from all sources;

               (2) Expenses incurred in connection with the operation and maintenance of the Premises;

               (3)      The term of each tenancy; and

               (4)      The rent paid by each tenant.

         The Mortgagee shall have the right to retain an auditor to inspect the Mortgagor's income and expense records in connection with the Premises at no expense to the Mortgagor. After an Event of Default, all audits shall be at Mortgagor's sole expense.

         (i) Mortgagor shall provide certified annual financial statements and tax returns to Mortgagee within ninety (90) days of the end of such year.

         (j) Mortgagor shall promptly notify Mortgagee of the occurrence of any of the following: (a) fire or other casualty in excess of $2,000.00; (b) receipt of notice of condemnation; (c) receipt of notice of any violation of law;(d) commencement of any litigation involving a claim not fully covered by insurance and defended by the carrier in excess of $2,000.00; (e) a change in tax assessment or proposed assessment; (f) receipt of a claim from the holder of any lien or security interest; or (g) other material facts affecting the Premises.

         (k) Mortgagor covenants that it shall at all times use its best efforts to keep the Premises fully rented at market rents and that it shall not inventory or warehouse vacant units.


13.      EVENTS OF DEFAULT:

         The occurrence of any of the following events shall constitute an Event of Default:

         (a) The failure of Mortgagor to pay any monthly payment of principal and interest under the terms of the Note and this Mortgage within thirty (30) days of its due date;

         (b) The failure of Mortgagor to duly observe, fulfill or perform any covenant, condition or agreement with respect to the payment of monies on the part of Mortgagor to be observed or performed or pursuant to the terms of the Loan Documents other than the periodic payment of principal and interest which shall be governed by subsection (a) above, and such default shall have remained uncured for a period of thirty (30) days after its due date;

         (c) The failure of Mortgagor to duly observe or fulfill or perform any covenant, condition or agreement, other than monetary payments, contained in this Mortgage, the Note or the Loan Documents, and such default shall have remained uncured for a period of thirty (30) days after notification;

         (d) The institution of proceedings by or against Mortgagor under any bankruptcy or insolvency law, or law for the benefit of creditors or relief of debtors; provided, however, the institution of proceedings against Mortgagor shall not be an Event of Default if such proceedings shall be discharged or dismissed within sixty (60) days after the commencement date thereof;

         (e) If any warranty, representation, certification, financial statement or other information made or furnished by Mortgagor at any time in connection with the loan transaction secured hereby shall prove to be false or misleading in any material respect when made;

         (f) Any state, local or federal government or any department, bureau, administration or instrumentality thereof or any corporation having the power of eminent domain shall take any estate or interest in the Premises, the taking of which would, in the reasonable opinion of Mortgagee, render the Premises functionally inoperable for its intended purposes;

         (g) Mortgagor shall have transferred or caused to have been transferred title to or possession of any interest in the Premises, or any part thereof (except for leases to residential tenants), or the making of an installment contract therefore, to any party without the express written consent of the Mortgagee;

         (h) The sale, transfer, conveyance, assignment, pledge, hypothecation or encumbrance of any interest in the ownership of Mortgagor in violation of
Section 12(e) herein;

         (i) The passing of title to or possession of the Premises to a receiver, trustee, or assignee for the benefit of creditors;

         (j) The Mortgagor suffers or permits any waste on the Premises, reasonable wear and tear excepted;

         (k) Mortgagor's failure to maintain the Premises in good repair and to undertake repairs and improvements within thirty (30) days of notification by Mortgagee;

         (l) The Mortgagor fails to comply promptly with all applicable requirements of the federal, state and municipal governments, or of any departments officials or bureaus thereof having jurisdiction, or uses the

Premises or property in any way that violates any federal, state of local law ordinance rule regulation or requirement, or any restrictive covenant on the use of the Premises, provided however, Mortgagor shall have a thirty (30) day period from notice of such non-compliance (which must be provided to Mortgagee) to cure the non-compliance;

         (m) After application by any holder of this Mortgage to two or more fire insurance companies lawfully doing business in the State of New Jersey and issuing policies of fire insurance on comparable buildings situated in the place where the Premises are situated, the companies to which such application has been made refuse to issue such policies;

         (n) The Mortgagor fails to repair or replace any buildings or improvements damaged by fire or other casualty to the reasonable satisfaction of the Mortgagee to the condition of the property existing immediately prior to the casualty, or fails to maintain the Premises and property in a rentable and tenantable condition and state of repair recognizing industry standards and with reasonable wear and tear excepted;

         (o) If Mortgagor abandons all or part of the Premises;

         (p) Any material adverse change in the financial condition of the Mortgagor or any Guarantor.

14.      RENTS AFTER DEFAULT:

         (a) Pursuant to the Assignment of Leases and Rents, Mortgagor is simultaneously assigning to Mortgagee the rents, issues and profits of the Premises theretofore accrued and thereafter accruing;

         (b) After an Event of Default, Mortgagor shall hold in trust for Mortgagee the rents, issues and profits of the Premises which Mortgagor receives, shall not commingle the same with Mortgagor's other property, and shall pay the same promptly to Mortgagee; and

         (c) If Mortgagor remains in occupancy of the Premises during a foreclosure action he shall keep the Premises in good repair and condition or Mortgagee shall have the right to have Mortgagor removed; in any event Mortgagor's occupancy shall terminate upon delivery of deed, whether voluntary or in foreclosure.

15.      REMEDIES:

         Upon the happening of any one or more of said Events of Default, the entire unpaid balance of the principal, and accrued interest, and all other sums secured by this Mortgage shall at the option of Mortgagee become immediately due and payable without further notice or demand, and in any such Event of Default, Mortgagee may forthwith undertake any one or more of the following:

         (a) Declare the debt to be immediately due and payable, and thereupon the same shall become immediately due and payable;

         (b) Recover judgment against Mortgagor for any debt; and neither the recovery of judgment nor the levy of execution thereof on any property, including the Premises, shall affect Mortgagee's rights hereunder or the lien hereof;

         (c) Enter upon and take possession of the Premises, or have a receiver of the rents, issues and profits thereof appointed, without proof of depreciation in the value of the Premises, inadequacy of the Premises, or insolvency of Mortgagor; and Mortgagee or the receiver may lease the Premises, in the name of Mortgagor, Mortgagee or the receiver, and may receive the rents issues and profits and apply the same:

              (1) To the payment of expenses of operating, maintaining, repairing and improving the Premises, including renting commission and rental collection commissions paid to an agent of Mortgagee or of the receiver; and/or

              (2) On account of the Note, in such order and in such amounts as Mortgagee or the receiver determines, but while in possession of the Premises, Mortgagee or the receiver shall be liable to account only for the rents, issues and profits actually received; and/or

         (d) Take such other action to protect and enforce Mortgagee's rights hereunder and the lien hereof, as Mortgagee deems advisable, including:

             (1) The foreclosure hereof, subject, at Mortgagee's option, and upon the filing of a Complaint in Foreclosure, Mortgagee shall be entitled to the appointment of a receiver of the rents of the Premises without the necessity of either inadequacy of the security or insolvency of the Mortgagor or any person who may be legally or equitably liable to pay money secured by this Mortgage, and the Mortgagor and each person waive such proof and consent to the appointment of such receiver; and in any proceeding to enforce any liability of the debt, Mortgagor shall not assert as a defense that Mortgagee failed to foreclosure any such rights or that any such rights adversely affected the value of the Premises; and

             (2) The sale of the Premises, in a foreclosure proceeding, and without obligation to have the Premises marshaled.

16.      MORTGAGEE'S RIGHTS CUMULATIVE:

         The rights and remedies of Mortgagee hereunder shall be in addition to every other right and remedy now and hereafter provided by law; the rights and remedies of Mortgagee shall be cumulative and not exclusive one or the other; Mortgagee may exercise the same at such times, in such order, to such extent, and as often as Mortgagee deems advisable, and without regard to whether the exercise of one precedes, concurs with, or succeeds the exercise of another; no delay or omission by Mortgagee in exercising a right or remedy shall exhaust or impair the same, or constitute a waiver of, or acquiescence in, the default; and no waiver of a default by Mortgagee shall extend to or affect any other default or impair any right or remedy with respect thereto.

17.       INDULGENCES AND EXTENSIONS:

       Mortgagee may allow Mortgagor any indulgences, forbearances and extensions with respect to the Note, the Premises and Mortgagor's obligations hereunder, may waive compliance with any of the provisions hereof, and may release all or any part of the Premises from the lien hereof, without affecting any obligations under the Note, or the priority of the lien hereof upon the remainder of the Premises.

18.      ADVANCES BY MORTGAGEE:

         Whether or not an Event of Default shall have occurred, if Mortgagor does not pay any amount payable by it under, or fails to comply with any provision of, this Mortgage or the Note, Mortgagee may pay such amount or comply with such provision of, this Mortgage or the Note, and make such expenditures, including reasonable counsel fees, in connection therewith and with enforcing this Mortgage and the Note, for repairing, and maintaining and preserving the Premises, for establishing, preserving, protecting and restoring the priority of the lien hereof, for obtaining official tax searches of the Premises, for protecting and preserving any use being made of the Premises now or hereafter, and for advances to any trustee or receiver of the Premises, as Mortgagee deems advisable; each amount so paid or expended, with interest at the rate stated in the Note, shall become part of the Note and be secured hereby; and Mortgagor shall pay to Mortgagee, on demand, the amount of each such payment or expenditure with interest at the rate stated in the Note; but no such payment or compliance by Mortgagee shall constitute a waiver of Mortgagor's failure so to do or affect any right or remedy of Mortgagee with respect thereto.

19.      WASTE - IMPAIRMENT OF SECURITY:

         The Mortgagor shall abstain from the commission of waste on the Premises and shall not remove, alter, or demolish any building on the land and shall not remove or demolish any fixtures or personal property covered by this Mortgage without the written consent of the Mortgagee which consent shall not be unreasonably withheld. The Mortgagor covenants and agrees with the Mortgagee and the successors and assigns of the Mortgagee that the Mortgagor will keep and maintain the Premises and all improvements thereon and all personal property included in this mortgage in a good condition and complete state of repair and will promptly comply with all the requirements of the Federal, State, and Municipal governments or of any departments or bureaus thereof having jurisdiction; that neither the value of the Premises nor the lien of this Mortgage will be diminished or impaired in any way by any act or omission of the Mortgagor; and that the Mortgagor will not do or permit to be done to, in, upon or about said Premises or any part thereof, anything that may in any way substantially impair the value thereof, or substantially weaken, diminish, or impair the security of this Mortgage; provided, however, that the Mortgagor may replace obsolete or outworn items of personal property by similar items of equal or greater value and utility, in accordance with sound practice ordinarily employed by prudent and diligent owners of similar real property. This Section is based upon industry standards and with reasonable wear and tear excepted. Notwithstanding the above, Mortgagor shall have a right to remove fixtures or improvements, if and only if the fixtures are replaced with items of the same or better quality and nature.

20.      NOTICES:

         No notice, request, consent, approval, waiver or other communication under this Mortgage or the Note shall be effective unless, but any communication shall be effective and shall be deemed to have been given, if the same is in writing and is mailed by certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier, addressed:

         (a) To Mortgagor at Mortgagor's address as it then appears on Mortgagee's records; and

         (b) To Mortgagee, at its principal office as stated on page one hereof, or such other address as Mortgagee designates.

21.      INSPECTION:

         Mortgagee shall have the right to conduct inspections of the interior and exterior of the Premises from time to time. Mortgagor agrees to undertake and complete such repairs and improvements to the Premises as reasonably required by Mortgagee based upon such inspections. All such repair and improvement work shall be undertaken promptly within thirty (30) days of Mortgagee's request, weather permitting. If such repair and improvement work cannot be completed within thirty (30) days, but Mortgagee has commenced repair, then additional time shall be allowed to effect the repair provided the municipality or governing authority does not require remediation in less time.

22.      CROSS DEFAULT:

         Any default in other obligations of Mortgagor, or its assigns, or any related person under common control with the Mortgagor or controlled by the Mortgagor, to Mortgagee, whether oral or written, secured or unsecured, and regardless of their nature, and all future obligations, when they are incurred, shall constitute a default hereunder, giving the Mortgagee the right and option to accelerate the obligation under the Note and declare the then unpaid balance due. This covenant shall be effective without the execution of any further assurance, amendment of mortgage or any affirmative action by Mortgagor. In the event the Mortgagor shall default under any other obligation or mortgage held by Mortgagee and made by Mortgagor, such default shall constitute a default under this Mortgage and shall entitle Mortgagee to declare the Mortgage and accompanying Note which it secures immediately due and payable. In the event that Mortgagor shall default hereunder, such default shall constitute default under any and all obligations and Mortgagee at its option, may declare all such obligations and mortgages immediately due and payable.

23.      PREPAYMENT:

         Mortgagor is subject to the following prepayment provisions as Borrower under the Note:

         The Loan may not be prepaid in whole, or in part, except that Borrower shall have the right to prepay the Loan Amount in full, upon not less than sixty (60) days written notice to Lender and upon payment of premium as set forth in the Note (the "Prepayment Premium"). The Loan may be prepaid without payment of the Prepayment Premium during the sixty (60) day period preceding the end of the Loan term. The Prepayment Premium shall be due if the Loan is accelerated due to any default by Borrower.

         Mortgagor agrees that if an Event of Default shall occur under the Note, this Mortgage or the Loan Documents, and the maturity of the Note is accelerated, then a tender of payment by Mortgagor or any entity related to or affiliated with Mortgagor or by anyone on behalf of the Mortgagor of the amount necessary to satisfy all sums due hereunder (including, without limitation, any sums due on any judgment rendered in any foreclosure action) made at any time prior to, during or after a judicial or public sale of the real and/or other property mortgaged under this Mortgage, shall constitute an evasion of the payment terms of the Note and shall be deemed to be a voluntary prepayment thereunder, and any such payment, to the extent permitted by law, therefore must include the Prepayment Premium set forth in the Note. The foregoing premium is agreed by Mortgagor to be liquidated damages to compensate Mortgagee for the loss of the investment, and not a penalty. For the purposes of this paragraph, Mortgagor shall be deemed to have no right of prepayment until the maturity date.

         Any permitted prepayment can be made after sixty (60) days prior written notice to Mortgagee, which notice shall specify the date of such prepayment, and may not be withdrawn after being given.

         Provided Borrower has not committed an uncured Event of Default, application of condemnation awards to the outstanding principal shall not require the payment of a Prepayment Premium.

24.      NO CREDIT FOR TAXES:

         Mortgagor will not claim or demand or be entitled to receive any credit or credits on the principal indebtedness to secure payment of which this Mortgage is made, or on the interest payable thereon, for so much of the taxes assessed against said Premises as is equal to the tax rate applied to the principal indebtedness due on this Mortgage or any part thereof, and no deduction shall be claimed from the taxable value of said Premises by reason of this Mortgage.

25.      PERSONAL REPRESENTATIVES:

         The provisions hereof shall bind and insure to the benefit of Mortgagor and Mortgagee and their respective personal representatives, successors and assigns.


26.      COUNSEL FEES:

         If Mortgagee becomes a party (by intervention or otherwise) to any action or proceeding affecting the Premises or the title thereto or Mortgagee's interest under this Mortgage, or employs an attorney to collect any of the indebtedness or to enforce performance of the obligations, covenants and agreements secured hereby, or to advise Mortgagee with respect to its rights and remedies hereunder and under the Note in case of an Event of Default or threatened Event of Default, Mortgagor shall reimburse Mortgagee forthwith, upon written notice, and without further demand, for all reasonable costs, charges and counsel fees incurred by Mortgagee in any such case, whether or not suit be commenced, and the same shall be added to the principal sum secured hereby as a further charge and lien upon the Premises and shall bear interest at the rate provided for in the Note.

27.      TAXATION OF NOTE AND MORTGAGE:

         If at any time before the Note hereby secured is fully paid any law of the State of New Jersey shall be enacted deducting from the value of the real estate for the purposes of taxation, the amount of any lien thereon, or imposing upon the Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by the Mortgagor or revising or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or the Mortgagee's interest in the Premises or the manner of collection of taxes so as to affect adversely this Mortgage or the debt hereby secured, or the owner and holder thereof in respect thereto, then and in any such event, the Mortgagor, upon demand by the Mortgagee, shall pay such taxes or assessments or reimburse the Mortgagee therefore; provided, however, that if, in the opinion of counsel for the Mortgagee, (a) it might be unlawful to require Mortgagor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then, and in such event, the Mortgagee may elect, by notice in writing given to the Mortgagor, to declare all the indebtedness secured thereby to be and become due and payable within sixty (60) days from the giving of such notice. Notwithstanding the foregoing, it is understood and agreed that Mortgagor is not obligated to pay any portion of Mortgagee's federal or state income taxes.

28.          FURTHER ASSURANCES:

         At any time, and from time to time, upon request by the Mortgagee, the Mortgagor will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered to the Mortgagee any and all further instruments, mortgages, conveyances, deeds, certificates, and other documents as may, in the reasonable opinion of the Mortgagee, be necessary or desirable in order to effectuate, complete, confirm or perfect or to continue and preserve the obligation of the Mortgagor under the Note and the lien of this Mortgage. Upon any failure by the Mortgagor so to do, the Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of the Mortgagor and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do. The Mortgagor agrees to pay all filing, registration and recording fees and all federal, state, county and municipal stamp taxes or other duties, imposts, assessments and charges on all such instruments, certificates and documents.

29.      DECLARATION OF NO SET-OFFS:

         Within ten (10) days after requested to do so by Mortgagee, Mortgagor shall certify to Mortgagee or to any proposed assignee of Mortgagee in writing duly acknowledged, the amount of principal, interest, and other charges then owing on the obligation secured by this Mortgage and by any prior liens, if any, whether there are any set-offs or defenses against them and whether any default has been asserted by any tenant of the Premises.

30.      SECURITY AGREEMENT:

         This Mortgage creates a security interest in the personal property included in the Premises and constitutes a security agreement under the New Jersey Uniform Commercial Code. Mortgagor, at its expense, shall execute, file and refile such financing statements or other security agreements as Mortgagee shall require from time to time with respect to personal property included in the Premises.

31.      SEVERABILITY:

         In case any one or more of the covenants, agreements, terms or provisions contained in the Mortgage or the Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Note shall be in no way affected, prejudiced or disturbed hereby.

32.      GOVERNING LAW:

         This Mortgage has been executed and delivered in the State of New Jersey and is to be construed and enforced according to and governed by the Law of said State of New Jersey.

33.      MODIFICATION:

         This Mortgage cannot be changed or modified except by agreement between the parties signed and acknowledged for recordation. The parties to this Mortgage may agree to change the interest rate, due date or other terms or conditions of this Mortgage or the obligation secured by this Mortgage. If the parties agree to a change, such change shall be deemed a "modification" as defined in P.L. 1985, c. 353, and this Mortgage shall be subject to the priority provisions of that statute.

34.      ASSUMPTION:

         This Mortgage is not assumable.

35.      FORBEARANCE BY MORTGAGEE NOT A WAIVER:

         Any forbearance by Mortgagee in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

36.        LOAN CHARGES:

         Any and all payments under the Loan Documents, including without limitation, the Interest Rate, Default Rate, late charges, Prepayment Premium and any other charges or amounts due hereunder constitute material covenants of the Loan and are: (1) a material inducement for the Lender to enter into this Loan; (2) the Lender would not have entered into this Loan without the Borrower's agreement and covenant to make the payments as specified in the Loan Documents; (3) some additional payments, such as the Default Rate, are deemed by the Lender as compensation to the Lender for the increased risk associated with this Loan not being timely repaid and (4) the additional payments represent reasonable estimates to the Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan.

         If the loan secured by this Mortgage is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Mortgagor which exceeded permitted limits will be refunded to Mortgagor. Mortgagee may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Mortgagor. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under the Note.


37.      SERVICE OF PROCESS:

         Mortgagor hereby appoints Laurence J. Rappaport, Esq., an attorney at law of the State of New Jersey, as Mortgagor's agent for service of process for any matters relating to this Mortgage and the Loan Documents. Mortgagor covenants that revocation of such appointment shall not be effective unless Mortgagor provides Mortgagee at least thirty (30) days prior written notice and Mortgagor simultaneously appoints a substitute agent for service of process, which substitute agent shall be an attorney at law of the State of New Jersey maintaining an office in the State of New Jersey.

38.      JURISDICTION:

         Mortgagor hereby submits to the personal jurisdiction of the courts of the State of New Jersey for any matters relating to this Mortgage and the Loan Documents.

39.      MORTGAGE COMMITMENT:

         The Mortgage Commitment and all of its provisions shall survive the closing of the loan.

40.      WAIVER OF JURY TRIAL:

         MORTGAGOR AND MORTGAGEE AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY MORTGAGEE OR MORTGAGOR ON OR WITH RESPECT TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. MORTGAGEE AND MORTGAGOR EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE
COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, MORTGAGOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. MORTGAGOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS MORTGAGE AND THAT MORTGAGEE WOULD NOT EXTEND CREDIT TO MORTGAGOR OR BORROWER (AS APPLICABLE) IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS MORTGAGE.

MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT HE HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE AND SECURITY AGREEMENT.

Schedules Attached:
A - Premises


         IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage and Security Agreement the day and year first above written.


WITNESS:                                             INTEGRATED ANALYTICAL
                                                     REALTY, L.L.C., a New
                                                     Jersey limited liability
                                                     company


/s/Laurence J. Rappaport                         By: /s/Michael Leftin
--------------------------                           ----------------------
Laurence J. Rappaport, Esq.                          Michael Leftin,
Attorney at Law                                      Manager
State of New Jersey

                                   SCHEDULE A
                                   ----------

                              PROPERTY DESCRIPTION
                              --------------------

                  Schedule A- Item No. 4 - Rider

BEGINNING at a point in the center line of Franklin Road, also known as

Palmer Road, where it is intersected by the easterly boundary of lands belonging to the Township of Denville, said point of beginning being distant 16.42 feet on a course of South 41 degrees 03 minutes East from a monument found of the North side of the existing pavement and running;

thence

(1)      passing through said monument and along lands of the Township of

         Denville, North 41 degrees 03 minutes West 439.47 feet to a monument in the southerly right of way line of the Erie-Lackawanna Railroad;

         thence

(2)      in an easterly direction, along said southerly line, being parallel to and distant 90 feet southerly from the old center line of the

         Morris and Essex Railroad, along a curve curving to the left, having

         A radius of 2000.08 feet, a length of 57.36 feet, whose chord is

         South 84 degrees 41 minutes 29 seconds East, 57.35 feet to a point;

         thence

(3)      still  along  said  Erie-Lackawanna  Railroad  right  of way line in an easterly  direction along a spiral curving to the left,  whose chord is

         South 88 degrees 05 minutes  50 seconds  East  203.04  feet to a point;

         thence

(4)      still along the  southerly  side line of the  Erie-Lackawanna  Railroad right of way, along a curve curving to the left having a radius 5819.65 feet a length of 402.90  feet and whose  chord in North 88  degrees  35 minutes 30 seconds East, 402.79 feet to a point, thence

(5)      still along said southerly  side line,  being along a spiral curve whose chord in North 86 degrees 16 minutes 32 seconds East, 100.85 feet to a point; thence

(6)      still along said  southerly  side line,  North 86 degrees 06 minutes 30 seconds  East,  154.75 feet to a point where it is  intersected  by the division  line  between the  Township of Randolph  and the  Township of

         Rockaway; thence

(7)      along said boundary and crossing a monument  marking the division between Rockaway Township and Denville Township, South 19 degrees 29 minutes 31 seconds West 218.50 feet, to a point in the center line of the  aforementioned  Franklin (Palmer) Road; thence

(8)      along the center line of said road, in a westerly direction along a curve curving to the left having a radius of 191.06 feet, a length of

         77.58  feet and whose  chord is South 73  degrees 11 minutes 49 seconds

         West  77.05  feet to a point;  thence

(9)      still  along said center line in a westerly direction along a curve curving to the right having a radius of 613.43 feet, a length of 159.35 feet,  whose  chord is South 69 degrees 00 minutes 30 seconds West

         158.90  feet to a point;  thence

(10)     still along said center line South 76 degrees 27 minutes West 70.00 feet to a point,  thence

(11)     still along said center  line South 80 degrees 27 minutes  West 269.79 feet to the point and place of BEGINNING.


The above  description is in accordance with a survey prepared by The RBA Group,

dated May 18, 1977.


Being Units 1 - 10, "Millbrook  Industrial Park  Condominium"  together with 100 percent of the individual interest in the common elements thereto,  according to the Master Deed dated  September  12, 1986 and  recorded on December 24, 1986 in the Morris County Clerk's Office in Book 2911 of Deeds at page 122, etc.


FOR INFORMATIONAL  PURPOSES ONLY: "In compliance with Chapter 157, Laws of 1977,

premises  herein is Lots 4 though 4.09  inclusive in Block 193 on the Tax Map of the above municipality."

STATE OF NEW JERSEY

COUNTY OF ESSEX                                               SS. :


         On this 8th day of June, 2000, before me, the undersigned, personally appeared Michael Leftin and signed the foregoing instrument, and did acknowledge under oath to my satisfaction, that:

(a) Michael Leftin is the Manager of the limited liability company named in the foregoing instrument;

(b) Michael Leftin signed and delivered the foregoing instrument in his capacity as such Manager; and

(c) the foregoing instrument is the duly authorized, voluntary act and deed of such limited liability company.



                                            /s/Laurence J. Rappaport
                                            --------------------------
                                            Laurence J. Rappaport, Esq.
                                            Attorney at Law
                                            State of New Jersey

-------------------------------------------------------------------------------
                                            :
            MORTGAGE                        :        Dated: June 8, 2000
-------------------------------------------------------------------------------

INTEGRATED ANALYTICAL                       :
REALTY, L.L.C., a New                       :
Jersey limited liability                    :
company                                     :
                                            :
         Mortgagor,                         :        273 Franklin Avenue
                                            :        Randolph, New Jersey
             TO                             :        Lots 4 - 4.09, Block 193
NORCROWN BANK, a state                      :
  chartered bank,                           :
                                            :
                                            :
                                            :
         Mortgagee.                         :

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Record and Return To:

Allen J. Popowitz, Esq.
Brach, Eichler, Rosenberg, Silver,
Bernstein, Hammer & Gladstone
101 Eisenhower Parkway
Roseland, New Jersey 07068-1067